Exhibit 5.1

HALE AND DORR LLP

COUNSELORS AT LAW

haledorr.com

THE WILLARD OFFICE BUILDING

1455 PENNSYLVANIA AVENUE, N.W. • WASHINGTON, D.C. 20004-1008

202-942-8400 • FAX 202-942-8484

October 21, 2003

Distributed Energy Systems Corp.

10 Technology Drive

Wallingford, Connecticut 06492

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-4 (File No. 333-108515) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), for the registration of 43,014,932 shares of Common Stock, $0.01 par value per share (the “Shares”), of Distributed Energy Systems Corp., a Delaware corporation (the “Company”), issuable pursuant to the Agreement and Plan of Contribution and Merger, dated as of May 22, 2003, by and among Proton Energy Systems, Inc., a Delaware corporation and the sole shareholder of the Company, the Company (f/k/a PES New Parent, Inc.), PES-1 Merger Sub, Inc., a Delaware corporation, PES-2 Merger Sub, Inc., a Delaware corporation, and Northern Power Systems, Inc., a Delaware corporation, as amended (the “Merger Agreement”).

We are acting as counsel for the Company in connection with the issuance by the Company of the Shares. We have examined signed copies of the Registration Statement as filed with the Commission. We have also examined and relied upon the Merger Agreement, minutes of meetings of the stockholders and the Board of Directors of the Company as provided to us by the Company, stock record books of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We assume that the appropriate action will be taken, prior to the issuance of the Shares in accordance with the Merger Agreement, to register and qualify the Shares for sale under all applicable state securities or “blue sky” laws.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America. To the extent that any other laws govern the matters as to which we are opining herein, we have assumed that such laws are identical to the state laws of the

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Hale and Dorr LLP is a Massachusetts Limited Liability Partnership

Distributed Energy Systems Corp.

October 21, 2003

Commonwealth of Massachusetts, and we are expressing no opinion herein as to whether such assumption is reasonable or correct.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance and, when the Shares are issued in accordance with the terms and conditions of the Merger Agreement, the Shares will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption “Legal Matters.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/    Hale and Dorr LLP

HALE AND DORR LLP